Exhibit 99.1

Livent Corporation
1818 Market Street, Suite 2550
Philadelphia, PA 19103
USA

215.299.5900
Livent.com

News Release

Media Contact: Juan Carlos Cruz +1.215.299.6725
Juan.Carlos.Cruz@livent.com
Investor Contact: Daniel Rosen +1.215.299.6208
Daniel.Rosen@livent.com

Livent Releases Third Quarter 2023 Results

-- Reports Higher Adjusted EBITDA Versus Prior Year --
-- Merger of Equals with Allkem Remains on Track to Close Around Year End --
-- Releases Feasibility Study for Nemaska Lithium Project --
-- Provides Update on the Progress of Capacity Expansions --

PHILADELPHIA, October 31, 2023 – Livent Corporation (NYSE: LTHM) today reported results for the third quarter of 2023.
Third quarter revenue was $211.4 million, 10% lower than the second quarter of 2023 and 9% lower than the third quarter of 2022. Reported GAAP net income was $87.4 million, or 42 cents per diluted share, compared to $90.2 million in the previous quarter and $77.6 million in the prior year’s quarter. Adjusted EBITDA was $119.7 million, 11% lower than the previous quarter but 8% higher than the prior year’s quarter, and adjusted earnings per diluted share (1) were 44 cents. Volumes sold were roughly flat and lower average realized prices were partially offset by lower overall costs versus the second quarter of 2023 and the third quarter of 2022.
“We are working closely with our customers to meet their growing lithium demand needs as we prepare to meaningfully increase production volumes from our capacity expansions beginning in 2024,” said Paul Graves, president and chief executive officer of Livent. “Additionally, we remain on track to close our transformational merger with Allkem by around the end of this year and look forward to combining our teams, assets and collective strengths to create a leading integrated global lithium company.”
Proposed Merger of Livent and Allkem
Livent and Allkem (ASX: AKE) have received all required pre-closing regulatory approvals in connection with the proposed merger of equals with the exception of foreign investment screening by the Australian Foreign Investment Review Board (FIRB). Approvals received thus far include antitrust approvals in

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Canada, China, Japan, South Korea and the U.S., as well as completion of investment screenings in the U.K. and the U.S.
Arcadium Lithium plc will be the name of the combined new company. Arcadium Lithium’s ordinary shares are expected to trade on the NYSE under the ticker “ALTM” and CDIs are expected to be quoted on the ASX under the ticker “LTM” upon closing. Dates for the upcoming shareholder votes for both Livent and Allkem shareholders are expected to be announced in the coming weeks and the transaction is still expected to close around the end of calendar year 2023.
Nemaska Lithium Feasibility Study
The company released a feasibility study in the third quarter for the upstream Whabouchi mine portion of the Nemaska Lithium project located in Québec, Canada, in accordance with Subpart 1300 of Regulation S-K issued by the U.S. Securities and Exchange Commission. Livent has a 50% equity interest in Nemaska Lithium and provides operational support to the project. The feasibility study is a comprehensive technical report supporting the viability and appeal of the Nemaska Lithium project due to its scale, with an asset operating life of over thirty years, strong relative cost position, strategic location in North America and favorable sustainability profile, including access to low-carbon hydroelectric energy.
The study supports previously outlined expectations for the project. Total capital requirement for the development of the Whabouchi spodumene mine and the integrated lithium hydroxide facility in Bécancour is projected at approximately US$1.6 billion, with Whabouchi comprising roughly US$400 million of the total amount. Commercial sales of spodumene concentrate are expected to begin in 2025 and continue until the lithium hydroxide facility comes into full production. First production of lithium hydroxide is expected in late 2026.
Capacity Expansion Update
In Argentina, work is advancing on Livent’s 20,000 metric ton lithium carbonate expansion. Construction for the first 10,000 metric ton phase is complete, with first commercial volumes expected in the first quarter of 2024. For the second 10,000 metric ton expansion phase, first commercial volumes are now expected in the second half of 2024.
The lithium hydroxide expansions in the U.S. and China are advancing as expected. The company’s new 5,000 metric ton hydroxide unit in Bessemer City has been producing material while getting qualified with relevant customers and will ramp up alongside the first Argentina carbonate expansion

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phase. Construction is also progressing on the 15,000 metric ton hydroxide facility at a new location in the province of Zhejiang, China and completion remains expected for year-end 2023. This will double Livent’s production capacity in China while taking its total global lithium hydroxide capacity to 45,000 metric tons.
2023 Guidance and Outlook (2)
Livent has revised its guidance for full year 2023 financial performance and still expects significant year-over-year growth following record 2022 results. The company projects full year 2023 revenue to be in the range of $890 million to $940 million and Adjusted EBITDA to be in the range of $500 million to $530 million. This represents growth of 13% and 40%, respectively, at the midpoints versus the prior year. Compared to prior guidance the majority of the reduction is driven by lower volumes sold in 2023, which are now expected to be roughly flat versus 2022, due to expansion start-up delay. With minimal change in volumes, the company expects significantly higher year-over-year average realized pricing per LCE(3) and lower overall costs to drive significantly improved performance versus 2022.

($ million)	Revised FY 2023 Guidance	Prior FY 2023 Guidance	Actual FY 2022	Revised YoY Growth
Revenue	890 – 940	1,025 – 1,125	813	Up 9% – 16%
Adj. EBITDA	500 – 530	530 – 600	367	Up 36% – 45%

Supplemental Information
In this press release, Livent uses the financial measures Adjusted EBITDA and Diluted adjusted after-tax earnings per share. These terms are not calculated in accordance with generally accepted accounting principles (GAAP). Definitions of these terms, as well as a reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP, are provided on our website: ir.livent.com. Such reconciliations are also set forth in the financial tables that accompany this press release.

About Livent
For nearly eight decades, Livent has partnered with its customers to safely and sustainably use lithium to power the world. Livent is one of only a small number of companies with the capability, reputation, and know-how to produce high-quality finished lithium compounds that are helping meet the growing demand for lithium. The Company has one of the broadest product portfolios in the industry, powering demand for green energy, modern mobility, the mobile economy, and specialized innovations, including light alloys

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and lubricants. Livent has a combined workforce of approximately 1,350 full-time, part-time, temporary, and contract employees and operates manufacturing sites in the United States, England, China and Argentina. For more information, visit Livent.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this news release are forward-looking statements. In some cases, we have identified forward-looking statements by such words or phrases as “will likely result,” “is confident that,” “expect,” “expects,” “should,” “could,” “may,” “will continue to,” “believe,” “believes,” “anticipates,” “predicts,” “forecasts,” “estimates,” “projects,” “potential,” “intends” or similar expressions identifying “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words and phrases. These forward-looking statements, which are subject to risks, uncertainties and assumptions about Livent, may include projections of Livent’s future financial performance, Livent’s anticipated growth strategies and anticipated trends in Livent’s business, including without limitation, our capital expansion plans and development of the Nemaska project, including expectations around production timelines, and the anticipated timing for, and outcome and effects of, the proposed merger with Allkem. Such forward-looking statements are based on our current views and assumptions regarding future events, future business conditions and the outlook for the Company based on currently available information. There are important factors that could cause Livent’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the factors described under the caption entitled “Risk Factors” in Livent’s 2022 Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 24, 2023 as well as other SEC filings and public communications. Although Livent believes the expectations reflected in the forward-looking statements are reasonable, Livent cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Livent nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Livent is under no duty to update any of these forward-looking statements after the date of this news release to conform its prior statements to actual results or revised expectations.
1.Corresponds to Diluted adjusted after-tax earnings per share in the accompanying financial tables.
2.Although we provide a forecast for Adjusted EBITDA we are not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP. Certain elements of the composition of the GAAP amount are not predictable, making it impractical for us to forecast such GAAP measure or to reconcile corresponding non-GAAP financial measure to such GAAP measure without unreasonable efforts. For the same reason, we are unable to address the probable significance of the unavailable information. Such elements include, but are not limited to, restructuring, transaction related charges, and related cash activity. As a result, no GAAP outlook is provided for this metric.
3.Lithium Carbonate Equivalent.
# # #

LIVENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$211.4	$231.6	$700.7	$593.8
Costs of sales	94.9	112.2	274.8	312.0
Gross margin	116.5	119.4	425.9	281.8
Selling, general and administrative expenses	13.2	15.0	47.1	40.6
Research and development expenses	1.3	0.9	3.3	2.6
Restructuring and other charges	8.6	0.7	34.7	4.6
Separation-related costs	—	0.1	—	0.5
Total costs and expenses	118.0	128.9	359.9	360.3
Income from operations before equity in net loss of unconsolidated affiliate, loss on debt extinguishment and other gain	93.4	102.7	340.8	233.5
Equity in net loss of unconsolidated affiliate	6.7	3.5	22.0	8.4
Loss on debt extinguishment	—	0.1	—	0.1
Other gain	(10.0)	—	(21.4)	(22.2)
Income from operations before income taxes	96.7	99.1	340.2	247.2
Income tax expense	9.3	21.5	47.8	56.4
Net income	$87.4	$77.6	$292.4	$190.8
Net income per weighted average share - basic	$0.49	$0.43	$1.63	$1.13
Net income per weighted average share - diluted	$0.42	$0.37	$1.40	$0.96
Weighted average common shares outstanding - basic	179.7	179.3	179.7	169.3
Weighted average common shares outstanding - diluted	209.3	209.4	209.3	199.2

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LIVENT CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME (GAAP) TO ADJUSTED EBITDA (NON-GAAP)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in Millions)	2023	2022	2023	2022
Net income	$87.4	$77.6	$292.4	$190.8
Add back:
Income tax expense	9.3	21.5	47.8	56.4
Depreciation and amortization	7.7	6.6	21.5	19.4
EBITDA (Non-GAAP) (1)	104.4	105.7	361.7	266.6
Add back:
Argentina remeasurement losses (a)	11.6	1.2	20.5	3.0
Restructuring and other charges (b)	8.6	0.7	34.7	4.6
Separation-related costs (c)	—	0.1	—	0.5
COVID-19 related costs (d)	—	0.6	—	2.1
Loss on debt extinguishment (e)	—	0.1	—	0.1
Other loss (f)	5.1	2.4	16.1	5.9
Subtract:
Blue Chip Swap gain (g)	(10.0)	—	(21.4)	(22.2)
Argentina interest income (h)	—	—	—	(1.5)
Adjusted EBITDA (Non-GAAP) (1)	$119.7	$110.8	$411.6	$259.1
__________________
1.We evaluate operating performance using certain Non-GAAP measures such as EBITDA, which we define as net income plus interest expense, net, income tax expense and depreciation and amortization; and Adjusted EBITDA, which we define as EBITDA adjusted for Argentina remeasurement losses, Argentina interest income, restructuring and other charges, Separation-related costs, COVID-19 related costs and other losses/(gains). Management believes the use of these Non-GAAP measures allows management and investors to compare more easily the financial performance of its underlying business from period to period. The Non-GAAP information provided may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating EBITDA and Adjusted EBITDA. This measure should not be considered as a substitute for net income or other measures of performance or liquidity reported in accordance with U.S. GAAP. The above table reconciles EBITDA and Adjusted EBITDA from net income.
a.Represents impact of currency fluctuations on tax assets and liabilities and long-term monetary assets associated with our capital expansion as well as foreign currency devaluations. The remeasurement losses are included within "Cost of sales" in our condensed consolidated statements of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) their association with long-term capital projects which will not be operational until future periods; or iii.) the severity of the devaluations and their immediate impact on our operations in the country.
b.We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. The three and nine months ended September 30, 2023 includes costs related to the Transaction of $13.6 million and $32.3 million, respectively, and the Bessemer City plant fire gain, net of insurance recoveries, of $5.0 million and zero million, respectively. The three and nine months ended September 30, 2022 includes costs related to the Transaction of $0.1 million and $2.3 million, respectively.
c.Represents legal and professional fees and other Separation-related activity.
d.Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the condensed consolidated statements of operations, including but not limited to, incremental quarantine-related absenteeism, incremental facility cleaning costs, COVID-19 testing, pandemic-related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
e.Represents the partial write-off of deferred financing costs for amendments to the Revolving Credit Facility excluded from our calculation of Adjusted EBITDA because the loss is nonrecurring.
f.Represents our ownership interest (which is 50% and was 25% prior to June 6, 2022) in costs incurred for certain project-related costs to align Nemaska Lithium Inc.'s ("NLI's") reported results with Livent's capitalization policies and interest expense incurred by NLI, all included in Equity in net loss of unconsolidated affiliate in our condensed consolidated statements of operations. The Company accounts for its equity method investment in the NLI on a one-quarter lag basis.
g.Represents the gain from the sale in Argentina pesos of Argentina Sovereign U.S. dollar-denominated bonds.
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h.Represents interest income received from the Argentina government for the period beginning when the recoverability of certain of our expansion-related VAT receivables were approved by the Argentina government and ending on the date when the reimbursements were paid by the Argentina government but is excluded from our calculation of Adjusted EBITDA because of its association with long-term capital projects which will not be operational until future periods.

RECONCILIATION OF NET INCOME (GAAP) TO
ADJUSTED AFTER-TAX EARNINGS (NON-GAAP)
(Unaudited)

(in Millions, Except Per Share Data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$87.4	$77.6	$292.4	$190.8
Special charges:
Argentina remeasurement losses (a)	11.6	1.2	20.5	3.0
Restructuring and other charges (b)	8.6	0.7	34.7	4.6
Separation-related costs (c)	—	0.1	—	0.5
COVID-19 related costs (d)	—	0.6	—	2.1
Loss on debt extinguishment (e)	—	0.1	—	0.1
Other loss (f)	5.1	2.4	16.1	5.9
Blue Chip Swap gain (g)	(10.0)	—	(21.4)	(22.2)
Argentina interest income (h)	—	—	—	(1.5)
Non-GAAP tax adjustments (i)	(10.8)	2.4	(17.1)	15.1
Adjusted after-tax earnings (Non-GAAP) (1)	$91.9	$85.1	$325.2	$198.4

Diluted earnings per common share (GAAP)	$0.42	$0.37	$1.40	$0.96
Special charges per diluted share, before tax:
Argentina remeasurement losses, per diluted share	0.06	0.01	0.10	0.02
Restructuring and other charges, per diluted share	0.04	—	0.16	0.02
COVID-19 related costs, per diluted share	—	—	—	0.01
Other loss, per diluted share	0.02	0.01	0.08	0.03
Blue Chip Swap gain, per diluted share	(0.05)	—	(0.11)	(0.12)
Non-GAAP tax adjustments, per diluted share	(0.05)	0.02	(0.08)	0.08
Diluted adjusted after-tax earnings per share (Non-GAAP) (1)	$0.44	$0.41	$1.55	$1.00
Weighted average common shares outstanding - diluted (Non-GAAP) used in diluted adjusted after-tax earnings per share computations	209.3	209.4	209.3	199.2
___________________
1.The Company believes that the Non-GAAP financial measures "Adjusted after-tax earnings" and "Diluted adjusted after-tax earnings per share" provide useful information about the Company’s operating results to management, investors and securities analysts. Adjusted after-tax earnings excludes the effects of nonrecurring charges/(income) and tax-related adjustments. The Company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying business from period to period. Diluted adjusted after-tax earnings per share (Non-GAAP) is calculated using weighted average common shares outstanding - diluted.
a.Represents impact of currency fluctuations on tax assets and liabilities and long-term monetary assets associated with our capital expansion as well as foreign currency devaluations. The remeasurement losses are included within "Cost of sales" in our condensed consolidated statements of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) their association with long-term capital projects which will not be operational until future periods; or iii.) the severity of the devaluations and their immediate impact on our operations in the country.
b.We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. The three and nine months ended September 30, 2023 includes costs related to the Transaction of $13.6 million and $32.3 million, respectively, and the Bessemer City plant fire gain, net of insurance recoveries, of $5.0 million and zero million, respectively. The three and nine months ended September 30, 2022 includes costs related to the Transaction of $0.1 million and $2.3 million, respectively.
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c.Represents legal and professional fees and other Separation-related activity.
d.Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the condensed consolidated statements of operations, including but not limited to, incremental quarantine-related absenteeism, incremental facility cleaning costs, COVID-19 testing, pandemic related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
e.Represents the partial write-off of deferred financing costs for amendments to the Revolving Credit Facility excluded from our calculation of Adjusted EBITDA because the loss is nonrecurring.
f.Represents our ownership interest (which is 50% and was 25% prior to June 6, 2022) in costs incurred for certain project-related costs to align NLI's reported results with Livent's capitalization policies and interest expense incurred by NLI, all included in Equity in net loss of unconsolidated affiliate in our condensed consolidated statements of operations. The Company accounts for its equity method investment in NLI on a one-quarter lag basis.
g.Represents the gain from the sale in Argentina pesos of Argentina Sovereign U.S. dollar-denominated bonds.
h.Represents interest income received from the Argentina government for the period beginning when the recoverability of certain of our expansion-related VAT receivables were approved by the Argentina government and ending on the date when the reimbursements were paid by the Argentina government but is excluded from our calculation of Adjusted EBITDA because of its association with long-term capital projects which will not be operational until future periods.
i.The company excludes the GAAP tax provision, including discrete items, from the Non-GAAP measure "Diluted adjusted after-tax earnings per share", and instead includes a Non-GAAP tax provision based upon the annual Non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but not limited to: income tax expenses or benefits that are not related to operating results in the current year; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related accounting impacts; and changes in tax law. Management believes excluding these discrete tax items assists investors and securities analysts in understanding the tax provision and the effective tax rate related to operating results thereby providing investors with useful supplemental information about the company's operational performance. The income tax expense/(benefit) on special charges/(income) is determined using the applicable rates in the taxing jurisdictions in which the special charge or income occurred and includes both current and deferred income tax expense/(benefit) based on the nature of the Non-GAAP performance measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in Millions)	2023	2022	2023	2022
Non-GAAP tax adjustments:
Income tax benefit on restructuring and other charges, Separation-related costs and other corporate costs	$(0.8)	$(0.4)	$(3.6)	$(1.3)
Revisions to our tax liabilities due to finalization of prior year tax returns	(0.3)	—	(0.4)	—
Foreign currency remeasurement and other discrete items	(12.0)	2.8	(15.1)	14.7
Blue Chip Swap gain	1.0	—	2.2	2.3
Other discrete items	1.3	—	(0.2)	(0.6)
Total Non-GAAP tax adjustments	$(10.8)	$2.4	$(17.1)	$15.1

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RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES (GAAP) TO
ADJUSTED CASH PROVIDED BY OPERATIONS (NON-GAAP)
(Unaudited)

	Nine Months Ended September 30,
(in Millions)	2023	2022
Cash provided by operating activities (GAAP)	$261.8	$328.2
Restructuring and other charges/(income)	12.2	(0.1)
Separation-related costs	—	0.9
COVID-19 related costs (a)	—	2.1
Argentina interest income (b)	—	(1.5)
Adjusted cash provided by operations (Non-GAAP) (1)	$274.0	$329.6
___________________
1.The Company believes that the Non-GAAP financial measure "Adjusted cash provided by operations" provides useful information about the Company’s cash flows to investors and securities analysts. Adjusted cash provided by operations excludes the effects of transaction-related cash flows. The Company also believes that excluding the effects of these items from cash provided by operating activities allows management and investors to compare more easily the cash flows from period to period.
a.Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the condensed consolidated statements of operations, including but not limited to, incremental quarantine-related absenteeism, incremental facility cleaning costs, COVID-19 testing, pandemic-related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
b.Represents interest income received from the Argentina government for the period beginning when the recoverability of certain of our expansion-related VAT receivables were approved by the Argentina government and ending on the date when the reimbursements were paid by the Argentina government but is excluded from our calculation of Adjusted cash provided by operations because of its association with long-term capital projects which will not be operational until future periods.

RECONCILIATION OF LONG-TERM DEBT (GAAP) AND CASH AND CASH EQUIVALENTS (GAAP) TO
NET DEBT (NON-GAAP)
(Unaudited)

(in Millions)	September 30, 2023	December 31, 2022
Long-term debt (GAAP) (a)	$243.1	$241.9
Less: Cash and cash equivalents (GAAP)	(112.6)	(189.0)
Net debt (Non-GAAP) (1)	$130.5	$52.9
___________________
1.The Company believes that the Non-GAAP financial measure "Net debt" provides useful information about the Company’s cash flows and liquidity to investors and securities analysts.
a.Presented net of unamortized transaction costs of $2.7 million and $3.9 million as of September 30, 2023 and December 31, 2022, respectively. As of September 30, 2023 and December 31, 2022, the Company had no debt maturing within one year.

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LIVENT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in Millions)	September 30, 2023	December 31, 2022
Cash and cash equivalents	$112.6	$189.0
Trade receivables, net of allowance of approximately $0.3 in 2023 and 2022	110.1	141.6
Inventories	202.7	152.3
Other current assets	52.8	61.1
Total current assets	478.2	544.0
Investments	504.8	440.3
Property, plant and equipment, net of accumulated depreciation of $260.8 in 2023 and $253.1 in 2022	1,215.4	968.3
Right of use assets - operating leases, net	6.4	4.8
Deferred income taxes	0.4	0.4
Other assets	155.9	116.4
Total assets	$2,361.1	$2,074.2

Accounts payable, trade and other	$71.1	$81.7
Contract liabilities - short term	9.7	15.5
Other current liabilities	57.5	51.5
Total current liabilities	138.3	148.7
Long-term debt	243.1	241.9
Contract liability - long-term	198.0	198.0
Other long-term liabilities	41.1	42.6
Equity	1,740.6	1,443.0
Total liabilities and equity	$2,361.1	$2,074.2
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LIVENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(in Millions)	2023	2022
Cash provided by operating activities	$261.8	$328.2
Cash used in investing activities	(315.5)	(225.7)
Cash used in financing activities	(21.5)	(1.0)
Effect of exchange rate changes on cash	(1.2)	(2.9)
(Decrease)/increase in cash and cash equivalents	(76.4)	98.6
Cash and cash equivalents, beginning of period	189.0	113.0
Cash and cash equivalents, end of period	$112.6	$211.6
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